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                                                                 Exhibit (e)(8)

AMERICAN GENERAL
Life Companies

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                            EXECUTIVE ADVANTAGE/SM/
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                     REALLOCATION AND REBALANCING REQUEST
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
Insured:                                        Policyholder:
          (Last Name, First Name, Middle Name)                  (Last Name, First Name, Middle Name)
Policy Number:                                                      Social Security No.:       -      -

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   .   Restrictions on Subaccount Transfers are shown in the Certificate and
       Certificate Information pages.
   . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.
   . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.
   .   Transfers must be in whole dollars or whole percentages.
       Please rebalance the subaccounts to achieve the percentages indicated below. I understand that the subaccounts will only achieve these percentages on the date the transfers occur. Future charges and investment results will cause the balances to change. This form will also change future premium payments to be allocated as indicated below, until changed by the Owner.

GUARANTEED ACCOUNT                                       %                                           Percent

   AIM VARIABLE INSURANCE FUNDS (INVESCO                   GOLDMAN SACHS VARIABLE INSURANCE TRUST
   VARIABLE INSURANCE FUNDS)
   Invesco V.I. High Yield Fund                          %    Strategic International Equity Fund           %
   Invesco V.I. American Value Fund                      %    Structured U.S. Equity Fund                   %
   ALLIANCE BERNSTEIN VARIABLE PRODUCTS
   SERIES FUND, INC.                                         JPMORGAN INSURANCE TRUST
   Growth Portfolio                                      %   Small Cap Core Portfolio                       %
   Growth and Income Portfolio                           % THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
   Large Cap Growth Portfolio                            %    Core Plus Fixed Income Portfolio              %
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                    Emerging Markets Equity Portfolio             %
   VP Income & Growth Fund                               %    Mid Cap Growth Portfolio                      %
   VP International Fund                                 % NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
BLACKROCK VARIABLE SERIES FUNDS, INC.                         AMT Large Cap Value Portfolio                 %
  BlackRock Basic Value V.I. Fund                        % PIMCO VARIABLE INSURANCE TRUST
  BlackRock Capital Appreciation V.I. Fund               %    High Yield Portfolio                          %
  BlackRock U.S. Government Bond V.I. Fund               %    Long-Term U.S. Government Portfolio           %
  BlackRock Value Opportunities V.I. Fund                %    Real Return Portfolio                         %
FIDELITY VARIABLE INSURANCE PRODUCTS                          Short-Term Portfolio                          %
   VIP Balanced Portfolio                                %    Total Return Portfolio                        %
   VIP Contrafund Portfolio                              % VANGUARD VARIABLE INSURANCE FUND
   VIP Index 500 Portfolio                               %    Total Bond Market Index Portfolio             %
   VIP Money Market Portfolio                            %    Total Stock Market Index Portfolio            %
   FRANKLIN TEMPLETON VARIABLE INSURANCE
   PRODUCTS TRUST                                          VALIC COMPANY I
   Developing Markets Securities Fund- Class 2           %    International Equities Fund                   %
   Foreign Securities Fund- Class 2                      %    Mid Cap Index Fund                            %
   Growth Securities Fund - Class 2                      %    Small Cap Index Fund                          %

Signature of Insured              Signature of Policyholder (if other than Insured)

                            , 20
Date Signed
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Rebalance, Executive Advantage/SM/, 05/13